Exhibit 99.1


                     Eagle Broadband Announces Company is in
                  Full Compliance with American Stock Exchange


    HOUSTON--(BUSINESS WIRE)--June 17, 2005--Eagle Broadband (AMEX:EAG), a leading provider of broadband, Internet protocol (IP) and communications technology and services, announced today that the company has received notification from American Stock Exchange that the company has resolved the continued listing deficiency referenced in an April 28, 2005 letter received from the Exchange and that the company is now in full compliance with all Amex rules and continued listing requirements.
    On April 28, 2005, Eagle Broadband received a letter from the American Stock Exchange advising of non-compliance with Section 301:
Agreement to List Additional Securities, of the AMEX Company Guide and
Section 132 (e): Listing Agreements, Additional Information, requesting the Company furnish to AMEX, information in support of its three Listing of Additional Shares applications previously submitted to the AMEX as required by Section 306: Exhibits to Be Filed With Additional Listing Applications.
    The compliance notification received today indicates that Eagle Broadband has fully satisfied the Amex's previous request for additional documentation regarding three Listing of Additional Shares applications and the company is now in full compliance with all AMEX rules and continued listing requirements.
    Dave Micek, president and CEO of Eagle Broadband, commented, "We have worked very hard to provide all of the information requested by the AMEX and this compliance notification confirms that we have met all of their requirements. Not only did we respond to their information requests for previous Listing of Additional Shares applications, but we took extra time to go above and beyond these requests to ensure that the company has met or exceeded all Amex requirements and is fully compliant in all areas. These efforts have paid off for the company in that we have received a clean bill of health from the AMEX."
    Micek continued, "We have also implemented additional internal measures and controls to make sure we are able to meet all required Amex rules and requirements going forward and we will be especially diligent in our efforts to ensure full compliance both now and in the future."

    About Eagle Broadband

    Eagle Broadband is a leading provider of broadband, Internet Protocol (IP) and communications technology and services that create new revenue opportunities for broadband providers and enhance communications for government, military and enterprise customers. Eagle leverages years of proven experience delivering advanced, IP-based broadband bundled services to provide service provider partners with a way to deliver next generation entertainment, communications and security services to their subscribers. The company's product offerings include IPTVComplete(TM), the fastest, lowest cost way for broadband providers to deliver the most competitive IP video services, the Media Pro line of HDTV-ready IP set-top boxes that enable broadband providers and hotel operators to maximize revenues by delivering state-of-the-art, interactive entertainment services and the SatMAX(TM) satellite communications system that provides government, military, homeland security and enterprise customers with reliable, non-line-of-sight, voice and data communications from any location on Earth. The company is headquartered in Houston, Texas. For more information, please visit www.eaglebroadband.com or call 281-538-6000.

    Forward-looking statements in this release regarding Eagle Broadband, Inc., are made pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements involve risks and uncertainties, including, without limitation, continued acceptance of the company's products, increased levels of competition, new products and technological changes, the company's dependence upon third-party suppliers, intellectual property rights, and other risks detailed from time to time in the company's periodic reports filed with the Securities and Exchange Commission.



    CONTACT: Eagle Broadband
             Frederick Reynolds, 281-538-6034
             freynolds@eaglebroadband.com